                                                                  Exhibit (1)(b)



                                   SSL-1994-1

                             ARTICLES OF AMENDMENT



          SSL-1994-1, a business trust formed by an Agreement and Declaration of Trust dated September 29, 1994 pursuant to the laws of the Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of the Commonwealth of Massachusetts and to the City Clerk of the City of Boston that:

          FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:
               "Section 1.  Name.  This Trust shall be known as 'The Bear
                ---------   ----
          Stearns Funds.'"

          SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved by the written consent of the Sole Trustee of the Trust dated as of October 5, 1994 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.
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          IN WITNESS WHEREOF, SSL-1994-1 has caused these Articles to be signed in its name and on its behalf by its Sole Trustee.

                         SSL-1994-1



                          By:   /s/ David Stephens
                                ----------------------------
                                David Stephens, Sole Trustee

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          Then personally appeared the above-named David Stephens and acknowledged the foregoing instrument to be his free act and deed, before me.



                                /s/ John J. Petrofsky
                                ---------------------------
                                Notary Public

Address of Trust
----------------

c/o Stroock & Stroock & Lavan
7 Hanover Square, 19th Floor
New York, New York  10004-2696

Address of Trustee
------------------

c/o Stroock & Stroock & Lavan
7 Hanover Square, 19th Floor
New York, New York  10004-2696

Address of Registered Agent
---------------------------

CT Corporation
2 Oliver Street
Boston, Massachusetts  02109